Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 9, 2012 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Actuate Corporation and subsidiaries on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Actuate Corporation and subsidiaries on Forms S-3 (File Nos. 333-34410, effective April 10, 2000 and 333-67220, effective August 10, 2001) and on Forms S-8 (File Nos. 333-59959, effective July 27, 1998; 333-73015, effective February 26, 1999; 333-33720, effective March 31, 2000; 333-56906, effective March 12, 2001; 333-62600, effective June 8, 2001; 333-84582, effective March 20, 2002; 333-104101, effective March 28, 2003; 333-113545, effective March 12, 2004; 333-124546, effective May 2, 2005; 333-134140, effective May 15, 2006; 333-143235, effective May 24, 2007; 333-151004, effective May 19, 2008; 333-159904, effective June 11, 2009; 333-164702, effective February 4, 2010; 333-167748, effective June 24, 2010; and 333-177989, effective November 15, 2011).

/s/ GRANT THORNTON LLP

San Francisco, California

March 9, 2012